Exhibit 4.1

[FORM OF SUBSCRIPTION RIGHTS CERTIFICATE]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                    , 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTURS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT.

FAMOUS DAVE’S OF AMERICA, INC.

Incorporated under the laws of the State of Minnesota

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Famous Dave’s of America, Inc.

Subscription Price:  $3.50 per full share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON       , 2018, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:	NUMBER OF SUBSCRIPTION RIGHTS:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above.  The Rights entitle the holder thereof to subscribe for and purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Famous Dave’s, Inc., a Minnesota corporation (the “Company”), at a subscription price of $3.50 per full share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Each Right includes a basic subscription privilege and an over-subscription privilege.  Under the basic subscription privilege, each subscription right entitles the holder hereof is entitled to purchase one share of Common Stock at the subscription price of $3.50 per full share.  The over-subscription privilege of each Right entitles a Rights holder, if such holder fully exercised its basic subscription privilege, to request to purchase any additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rate allocation of shares among persons exercising this over-subscription privilege, as described in the Prospectus.  Each Rights holder (except PW Partners, LLC, and its affiliates) must represent to us that (1) after giving effect to the exercise of its Rights, it will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 19.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon closing of the Rights Offering, as described in the Prospectus) and (2) if it already beneficially owns, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 19.99% of the Company’s outstanding shares of Common Stock it will not, via the exercise of the Rights, increase its proportionate interest in the Company’s Common Stock.  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

Witness the seal of Famous Dave’s of America, Inc., and the signatures of its duly authorized officers:               DATED:                   , 2018

President and Chief Executive Officer	Secretary

COUNTERSIGNED AND REGISTERED:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., TRANSFER AGENT AND REGISTRAR

By:
Authorized Signatory

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier:	If delivering by first class mail:

Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

PLEASE PRINT ALL INFOMRATION CLEARLY AND LEGIBLY

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your basic subscription privilege, please complete parts (a) and (c) below and sign under Form 3.  To subscribe for shares pursuant to your over-subscription privilege, please also complete part (b) and sign under Form 3.  To the extent you subscribe for more shares than you are entitled under either the basic subscription privilege or the over-subscription privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe.  If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent.  Fractional shares of our Common Stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.  Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a)  EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		shares	x	$3.50	=	$ .
	(no. new shares)					(amount enclosed)

(b)  EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your basic subscription privilege in full and wish to subscribe for additional shares:

I apply for		shares	x	$3.50	=	$ .
	(no. new shares)					(amount enclosed)

(c)   METHOD OF PAYMENT:

Total Amount of Payment Enclosed = $          .

Method of Payment:

☐                 Check or bank draft drawn on a U.S. bank, or postal telegraphic or express.

☐                 Money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.”  Funds paid by an uncertified check may take at least five business days to clear.

☐                 Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank National Association, ABA #                 , Account #                    , Broadridge FBO Famous Dave’s of America, Inc., with reference to the rights holder’s name.

FORM 2—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3—SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 19.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 19.99% of the Company’s outstanding shares of Common Stock, I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the per whole share subscription price and the closing price of the Company’s Common Stock on the Nasdaq Global Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence. The foregoing shall not apply to PW Partners, LLC, and its affiliates.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by the person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s):

Signature(s):

Date:

IMPORTANT:  The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alternation or enlargement, or any other change whatsoever.

Form 4—SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The Signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT